EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Board of Directors

Liquidmetal Technologies, Inc.

We consent to the incorporation by reference of our Report of Independent Registered Public Accounting Firm dated March 3, 2005 included in this Form 10-K/A, into the Company’s previously filed Registration Statement (File No. 333-101447).

/s/ Stonefield Josephson, Inc.
Irvine, California
July 19, 2006